Exhibit 99.1

Monster Worldwide Reports First Quarter 2007 Results

Total Revenue Grows 28% to $329 Million Driven by International Revenue Growth of 64%

Diluted Earnings Per Share from Continuing Operations Increases to $0.30, Including a $0.05 per Share Impact from the Stock Option Investigation

Cash Flow from Operations Reaches $79 Million; Net Cash Balance Increases to $674 Million

New York, April 26, 2007— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the first quarter ended March 31, 2007.

Total revenue grew 28% overall and 24% organically to $329.0 million in the first quarter of 2007 from $257.0 million in the comparable quarter of 2006.

Monster Careers revenue increased 29% to $290.2 million, compared with $224.6 million in last year’s comparable quarter, as International revenue grew 64% to $106.2 million and North American Careers increased 15% to $184.0 million in the first quarter of 2007. The Internet Advertising & Fees business grew revenue 20% to $38.8 million in the first quarter of 2007.

Monster Worldwide’s deferred revenue balance at March 31, 2007 was $449.8 million, representing a 31% increase from last year’s first quarter balance of $343.3 million, and up slightly from the $444.1 million reported at December 31, 2006.

Income from continuing operations was $39.7 million while diluted earnings per share from continuing operations were $0.30 in the first quarter of 2007. Income from continuing operations includes $9.8 million, or $0.05 per diluted share on an after-tax basis, for legal and professional fees related to the continuing investigations of the Company’s historical stock option grant practices.

At March 31, 2007, the Company’s net cash position was $673.5 million compared with $572.9 million at December 31, 2006. Cash generated from operating activities was $79.0 million compared to $82.1 million in the first quarter of 2006. Free cash flow was $57.4 million versus $72.6 million in the comparable quarter of the prior year. Capital expenditures totaled $21.6 million in the first quarter of 2007.

On April 11, 2007, the Company appointed Salvatore Iannuzzi to the positions of Chairman of the Board of Directors and Chief Executive Officer. Mr. Iannuzzi has been a member of the Board of Directors of Monster Worldwide since July 2006 and was named Chairman of the Executive Committee in October 2006.

“Our strong first quarter revenue growth and operating performance demonstrates Monster’s leading global position in the online careers market,” said Mr. Sal Iannuzzi, Chairman and CEO of Monster Worldwide. “Since assuming the position of CEO, I have and will continue to work closely with our associates to maintain our long term focus on investing and growing the business. Our objectives center on building the powerful Monster brand, enhancing the user experience, providing quality service to our customers and generating value to our shareholders. On a personal note, I look forward to leading Monster Worldwide and working with the many talented and dedicated employees across the Company.”

Lanny Baker, Monster Worldwide’s Chief Financial Officer, added “First quarter revenue growth of 28% was driven by exceptional performance in Monster’s International business and solid, but reduced, growth in Careers North America and Internet Advertising & Fees. In the first quarter we invested in key long-term growth initiatives, while simultaneously generating solid earnings growth and healthy cash flows. Looking to the second quarter and balance of 2007, we expect continued strong, but more moderate overall revenue growth, with expense levels that will reflect our commitment to invest in Monster’s product, people and brand. As a result, we now anticipate somewhat lower earnings levels for 2007 than we had previously indicated. Additionally, our second quarter and full year outlook now includes $12.7 million of severance costs related to the resignation of the Company’s former Chief Executive Officer.”

Recent Company Developments

Monster Worldwide Launched Career Ad Network

In March 2007, Monster Worldwide announced the availability of the Monster Career Ad Network(TM), a recruitment media product that helps employers reach the millions of active job seekers on Monster’s network of career management sites, while also targeting the broader pool of passive job candidates who may be open to new career opportunities that match their backgrounds and interests. The first solution of its kind, the Career Ad Network merges Monster’s expertise in careers, online media and marketing to enable the creation of targeted and creative job advertising campaigns.

Media Alliance Update

As part of the Company’s continuing strategy to increase its sales distribution points, the Company announced a strategic alliance with The New York Times Company in February 2007. The alliance will involve co-branded newspaper and online job sections of The New York Times, The Boston Globe and 16 regional newspapers owned by The New York Times Company. Monster’s newspaper alliances now represent 60 daily newspapers with daily circulation of approximately 6 million readers, representing approximately 11% of the total circulation of daily newspapers in the United States.

Monster also expanded its media strategy by partnering with Adicio Inc., the leading provider of interactive classified advertising software for media companies. Adicio’s 250+ clients will now be able to utilize Monster’s industry-leading tools and resources, with Adicio also providing technical support for media companies selecting Monster for recruitment services. Monster also expanded its existing relationship with Internet Broadcasting, the nation’s largest web publisher for local Television stations. Monster will power co-branded career sites for 120 of Internet Broadcasting’s local TV web sites, including many in the top 20 U.S. markets.

Business Outlook

The business outlook below includes only selected financial statement line items, none of which include any legal or other fees or expenses related to the ongoing stock option investigations and related litigations. The investigations of the Company’s historical stock option practices continue to center on external investigations by government agencies of the conduct of former employees, and the defense of shareholder lawsuits. The Company cannot forecast these costs with any certainty.

$’s in millions	Second Quarter 2007	Full Year 2007
Total Revenue	$333-$341	$1,360-$1,395
Non-GAAP Operating Expenses*	$282-$290	$1,070-$1,100
Interest and Other, net	$5-$6	$23-$25
Effective Income Tax Rate	35%	35%
Losses in Equity Interest	$(3)-$(2)	$(11)-$(9)

*                    Excludes ongoing costs associated with the stock option investigations, related litigations and potential fines or settlements.

The Operating Expenses included in the Company’s outlook ranges are non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission because they do not include legal costs and expenses that the Company will incur as a result of its historical stock option granting practices. Because the Company cannot reasonably estimate or predict these costs and expenses, the Company cannot calculate the most directly comparable GAAP measure of Operating Expenses that would include such legal costs and expenses. Therefore, the Company cannot reconcile the non-GAAP measure to the most directly comparable GAAP measure. While the amount of the legal costs and expenses associated with the Company’s historical stock option granting practices is likely to be material, the Company believes that such costs and expenses are of limited significance to an evaluation of the Company’s business fundamentals, since such costs and expenses bear little relation to the Company’s core business or operating prospects.

The preceding forward-looking statements regarding our business outlook reflect Monster Worldwide’s expectations as of April 26, 2007. These expectations do not include the effect of any future acquisitions or dispositions, costs associated with the ongoing investigations and litigation relating to past stock option grants (including the likely professional fees and other costs, potential fines or settlements, and excise or other tax liabilities), or factors outside of our control, which may have an impact on future financial results and are subject to the Special Note regarding forward-looking statements elsewhere in this release.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q107.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

First quarter 2007 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 26, 2007 at 10:00 AM EDT. To join the conference call, please dial in on 1-888-551-5973 at 9:50 AM EDT and reference conference ID#: 5134683. For those outside the United States, please call in on (706) 643-3467 and reference the same conference ID#. The call will begin promptly at 10:00 AM EDT. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com. For a replay of the call, please dial (800) 642-1687 or for outside the United States dial (706) 645-9291 and reference ID #5134683. This number is valid until midnight on May 3, 2007.

Contacts

Investors:	Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com
Media:	Rich Teplitsky, (212) 351-7019, rich.teplitsky@monsterworldwide.com
Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to bring people together to advance their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com. More information about Monster Worldwide is available at www.monsterworldwide.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization, free cash flow and net cash, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt. The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations. The Company also uses net cash, among other measures, in evaluating its choices for capital deployment. Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, ongoing costs associated with the stock option investigations and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006

Revenue	$329,028	$257,036

Salaries and related	122,347	91,553
Office and general	70,417	46,745
Marketing and promotion	78,069	65,799
Total operating expenses	270,833	204,097

Operating income	58,195	52,939

Interest and other, net	5,304	3,130

Income from continuing operations before income taxes and equity interests	63,499	56,069

Income taxes	22,352	20,411
Losses in equity interests	(1,420)	(1,241)

Income from continuing operations	39,727	34,417

Income (loss) from discontinued operations, net of tax	(245)	7,845

Net income	$39,482	$42,262

Basic earnings per share:

Earnings per share from continuing operations	$0.31	$0.27
Earnings per share from discontinued operations, net of tax	—	0.06
Basic earnings per share*	$0.30	$0.33

Diluted earnings per share:

Earnings per share from continuing operations	$0.30	$0.26
Earnings per share from discontinued operations, net of tax	—	0.06
Diluted earnings per share	$0.30	$0.32

* — Basic earnings per share does not add for the quarter ended March 31, 2007 due to rounding.

Weighted average shares outstanding:

Basic	129,653	126,753

Diluted	132,464	130,619

Operating income before depreciation and amortization:

Operating income	$58,195	$52,939
Depreciation and amortization of intangibles	9,981	9,772
Amortization of stock based compensation	4,362	2,029

Operating income before depreciation and amortization	$72,538	$64,740

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2007	2006
Cash flows provided by operating activities:
Net income	$39,482	$42,262
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	245	(7,845)
Depreciation and amortization of intangibles	9,981	9,772
Provision for doubtful accounts	2,483	2,824
Non-cash compensation	4,362	2,029
Common stock issued for matching contribution to 401(k) plan	—	996
Deferred income taxes	2,100	6,736
Minority interests and other	1,420	1,235
Changes in assets and liabilities, net of business combinations:
Accounts receivable	25,170	(3,062)
Prepaid and other	(2)	(1,492)
Deferred revenue	5,691	15,900
Accounts payable, accrued liabilities and other	(8,950)	8,377
Net cash provided by (used for) operating activities of discontinued operations	(2,983)	4,326
Total adjustments	39,517	39,796
Net cash provided by operating activities	78,999	82,058

Cash flows used for investing activities:
Capital expenditures	(21,612)	(9,416)
Purchase of marketable securities	(365,031)	(334,990)
Sales and maturities of marketable securities	311,662	238,001
Payments for acquisitions and intangible assets, net of cash acquired	(1,664)	(1,450)
Investment in unconsolidated affiliate	—	(19,936)
Cash funded to equity investee	(2,500)	—
Net cash used for investing activities of discontinued operations	—	(2,469)
Net cash used for investing activities	(79,145)	(130,260)

Cash flows provided by financing activities:
Payments on capital lease obligations	—	(276)
Payments on acquisition debt	(16,310)	(22,205)
Proceeds from exercise of employee stock options	43,395	59,594
Excess tax benefits from stock option exercises	6,486	11,275
Repurchase of common stock	(3,326)	(8,537)
Structured stock repurchase, net	—	(22,758)
Net cash provided by financing activities	30,245	17,093

Effects of exchange rates on cash	963	547

Net increase (decrease) in cash and cash equivalents	31,062	(30,562)
Cash and cash equivalents, beginning of period	58,680	196,597
Cash and cash equivalents, end of period	$89,742	$166,035

Free cash flow:

Net cash provided by operating activities	$78,999	$82,058
Less: Capital expenditures	(21,612)	(9,416)
Free cash flow	$57,387	$72,642

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

Assets:	March 31, 2007	December 31, 2006

Cash and cash equivalents	$89,742	$58,680
Marketable securities	591,262	537,893
Accounts receivable, net	417,329	444,747
Property and equipment, net	115,729	102,402
Goodwill and intangibles, net	640,815	640,736
Other assets	202,938	185,345
Total assets	$2,057,815	$1,969,803

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other	$279,032	$358,850
Deferred revenue	449,836	444,145
Long-term income taxes payable	84,480	—
Other liabilities	39,496	33,459
Debt	7,469	23,664
Total liabilities	860,313	860,118

Stockholders’ equity	1,197,502	1,109,685

Total liabilities and stockholders’ equity	$2,057,815	$1,969,803

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended March 31, 2007	Careers — North America	Careers — International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$184,017	$106,206	$38,805	$329,028		$329,028
Operating income	65,878	7,961	4,304	78,143	$(19,948)	58,195
OIBDA	71,150	12,594	6,439	90,183	(17,645)	72,538

Operating margin	35.8%	7.5%	11.1%	23.7%		17.7%
OIBDA margin	38.7%	11.9%	16.6%	27.4%		22.0%

	MONSTER
Three Months Ended March 31, 2006	Careers — North America	Careers — International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$159,998	$64,591	$32,447	$257,036		$257,036
Operating income	54,559	765	9,486	64,810	$(11,871)	52,939
OIBDA	58,652	4,724	11,608	74,984	(10,244)	64,740

Operating margin	34.1%	1.2%	29.2%	25.2%		20.6%
OIBDA margin	36.7%	7.3%	35.8%	29.2%		25.2%